SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

               SOVRAN SELF STORAGE, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	16-1194043 (I.R.S. Employer Identification No.)

             6467 Main Street, Buffalo, NY 14221
    (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $.01 Par Value	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant's Securities to be registered.

The description of the Registrant's securities is hereby amended to delete in its entirety the description contained in the Registrant's Form 8-A filed on June 16, 1995 and to include in lieu thereof the description contained under the captions "Description of Capital Stock" and "Restrictions on Transfer/Ownership Limits" contained in the final prospectus dated September 26, 2002, filed pursuant to Rule 424(b)(3) on October 1, 2002 (relating to the Registrant's Form S-3 Registration Statement, as amended (File No. 333-97715)).

Item 2.	Exhibits.

The following exhibit is filed as part of this Registration Statement:
1

The description contained under the captions "Description of Capital Stock" and "Restrictions on Transfer/Ownership Limits" contained in the final prospectus dated September 26, 2002, filed pursuant to Rule 424(b)(3) on October 1, 2002 (relating to the Registrant's Form S-3 Registration Statement, as amended (File No. 333-97715)).

	2	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-11 (File No. 33-91422)).
3

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-A filed December 3, 1996).

4

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the 9.85% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 1.6 to the Registrant's Form 8-A filed July 29, 1999).

5

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the Series C Convertible Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed July 12, 2002).

	6	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11 (File No. 33-91422)).
	7	Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed July 12, 2002).
	8	Shareholder Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-A filed December 3, 1996).
	9	Amendment No. 1 to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K filed July 12, 2002).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2002	SOVRAN SELF STORAGE, INC. By: /s/ Kenneth F. Myszka Kenneth F. Myszka President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

1

The description contained under the captions "Description of Capital Stock" and "Restrictions on Transfer/Ownership Limits" contained in the final prospectus dated September 26, 2002, filed pursuant to Rule 424(b)(3) on October 1, 2002 (relating to the Registrant's Form S-3 Registration Statement, as amended (File No. 333-97715)).

2	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-11 (File No. 33-91422)).
3

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-A filed December 3, 1996).

4

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the 9.85% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 1.6 to the Registrant's Form 8-A filed July 29, 1999).

5

Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant classifying and designating the Series C Convertible Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed July 12, 2002).

6	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11 (File No. 33-91422)).
7	Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed July 12, 2002).
8	Shareholder Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-A filed December 3, 1996).
9	Amendment No. 1 to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K filed July 12, 2002).